CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 1998, with respect to the consolidated financial statements of Business Men's Assurance Company of America included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-52689) and the related Prospectus of BMA Variable Life Account A.

                                       /s/ERNST & YOUNG LLP
                                       Ernst & Young LLP


Kansas City, Missouri
August 27, 1998